EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2016 RESULTS

VERO BEACH, Fla., (May 10, 2016) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital”, or the “Company”), today announced results of operations for the three month period ended March 31, 2016.

First Quarter 2016 Highlights

•	Net income of $0.4 million, or $0.04 per common share
•	Book value per share of $5.48
•	Company to discuss results on Wednesday, May 11, 2016, at 10:00 AM ET

Details of First Quarter 2016 Results of Operations

The Company reported net income of $0.4 million for the three month period ended March 31, 2016.   The results for the quarter included net interest income of $0.4 million, net losses on mortgage backed securities (“MBS”) and derivative instruments of $1.4 million, gains on retained interests of $0.5 million, advisory services revenue of $1.3 million, unrealized gains and dividends on Orchid Island Capital, Inc. (“Orchid”) common stock of $1.2 million and operating expenses of $1.4 million.

Management of Orchid Island Capital, Inc.

Upon completion of its initial public offering, Orchid became externally managed and advised by Bimini and its MBS investment team pursuant to the terms of a management agreement.  As manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.  Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended March 31, 2016, Bimini’s statement of operations included a fair value adjustment of $0.6 million and dividends of $0.6 million from its investment in Orchid common stock.  Also during the three months ended March 31, 2016, Bimini recorded $1.3 million in advisory services revenue for managing Orchid’s portfolio consisting of $1.0 million of management fees and $0.3 million in overhead reimbursement.

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Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - December 31, 2015	$79,288,462	$2,553,502	$2,146,435	$4,699,937	$83,988,399
Securities purchased	53,818,309	-	-	-	53,818,309
Securities sold	(25,799,167)	-	-	-	(25,799,167)
Gains on sale	231,847	-	-	-	231,847
Return of investment	n/a	(244,267)	(133,010)	(377,277)	(377,277)
Pay-downs	(2,377,531)	n/a	n/a	n/a	(2,377,531)
Premium lost due to pay-downs	(177,324)	n/a	n/a	n/a	(177,324)
Mark to market gains (losses)	456,542	(503,636)	(63,826)	(567,462)	(110,920)
Market Value - March 31, 2016	$105,441,138	$1,805,599	$1,949,599	$3,755,198	$109,196,336

The tables below present the allocation of capital between the respective portfolios at March 31, 2016 and December 31, 2015, and the return on invested capital for each sub-portfolio for the three month period ended March 31, 2016.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 4.4% and (11.3)%, respectively, for the first quarter of 2016.  The combined portfolio generated a return on invested capital of approximately (1.2)%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
March 31, 2016
Market value	$105,441,138	$1,805,599	$1,949,599	$3,755,198	$109,196,336
Cash equivalents and restricted cash(1)	3,498,815	-	-	-	3,498,815
Repurchase agreement obligations	(102,793,559)	-	-	-	(102,793,559)
Total(2)	$6,146,394	$1,805,599	$1,949,599	$3,755,198	$9,901,592
% of Total	62.1%	18.2%	19.7%	37.9%	100.0%
December 31, 2015
Market value	$79,288,462	$2,553,502	$2,146,435	$4,699,937	$83,988,399
Cash equivalents and restricted cash(1)	6,585,083	-	-	-	6,585,083
Repurchase agreement obligations	(77,234,249)	-	-	-	(77,234,249)
Total(2)	$8,639,296	$2,553,502	$2,146,435	$4,699,937	$13,339,233
% of Total	64.8%	19.1%	16.1%	35.2%	100.0%
(1)	Amount excludes restricted cash of $313,577 and $127,400 at March 31, 2016 and December 31, 2015, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended March 31, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$655,175	$(31,639)	$66,025	$34,386	$689,561
Realized and unrealized gains (losses)	511,065	(503,636)	(63,826)	(567,462)	(56,397)
Hedge losses(1)	(786,850)	n/a	n/a	n/a	(786,850)
Total Return	$379,390	$(535,275)	$2,199	$(533,076)	$(153,686)
Beginning capital allocation	$8,639,295	$2,553,502	$2,146,435	$4,699,937	$13,339,232
Return on invested capital for the quarter(2)	4.4%	(21.0)%	0.1%	(11.3)%	(1.2)%

(1)	Excludes losses of approximately $513,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2016, the Company received approximately $2.8 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 14.3% for the first quarter of 2016.  Prepayment rates on the two MBS sub-portfolios were as follows during the first quarter of 2016 and for each quarter of 2015 (in CPR):
	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2016	11.8	16.6	14.3
December 31, 2015	7.9	13.7	10.4
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
March 31, 2016
Fixed Rate MBS	$105,325	96.5%	4.32%	326	1-Mar-46	NA	NA	NA
Hybrid Adjustable Rate MBS	116	0.1%	4.00%	310	20-Jan-42	12.03	9.00%	1.00%
Total PT MBS	105,441	96.6%	4.32%	326	1-Mar-46	NA	NA	NA
Interest-Only Securities	1,805	1.6%	3.10%	236	25-Feb-39	n/a	n/a	n/a
Inverse Interest-Only Securities	1,950	1.8%	6.09%	298	25-Apr-41	n/a	6.52%	n/a
Total Structured MBS	3,755	3.4%	4.65%	268	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$109,196	100.0%	4.33%	324	1-Mar-46	NA	NA	NA
December 31, 2015
Fixed Rate MBS	$79,170	94.3%	4.26%	313	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate MBS	118	0.1%	4.00%	313	20-Jan-42	15.03	9.00%	1.00%
Total PT MBS	79,288	94.4%	4.26%	313	1-Sep-45	NA	NA	NA
Interest-Only Securities	2,554	3.0%	3.10%	242	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,146	2.6%	6.12%	301	25-Apr-41	NA	6.53%	NA
Total Structured MBS	4,700	5.6%	4.48%	269	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$83,988	100.0%	4.27%	310	1-Sep-45	NA	NA	NA

($ in thousands)
	March 31, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$75,994	69.6%	$42,065	50.1%
Freddie Mac	32,542	29.8%	40,929	48.7%
Ginnie Mae	660	0.6%	994	1.2%
Total Portfolio	$109,196	100.0%	$83,988	100.0%

	March 31, 2016	December 31, 2015
Weighted Average Pass Through Purchase Price	$109.12	$107.96
Weighted Average Structured Purchase Price	$6.11	$6.11
Weighted Average Pass Through Current Price	$109.92	$107.86
Weighted Average Structured Current Price	$7.2	$8.45
Effective Duration (1)	2.701	2.326

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 2.701 indicates that an interest rate increase of 1.0% would be expected to cause a 2.701% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2016.  An effective duration of 2.326 indicates that an interest rate increase of 1.0% would be expected to cause a 2.326% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2016, the Company had outstanding repurchase obligations of approximately $102.8 million with a net weighted average borrowing rate of 0.68%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $107.5 million.  At March 31, 2016, the Company’s liquidity was approximately $5.2 million, consisting of unpledged MBS and cash and cash equivalents.

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We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at March 31, 2016.
($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$41,304	40.1%	0.71%	$2,506	20
South Street Securities, LLC	34,395	33.5%	0.68%	689	22
ED&F Man Capital Markets, Inc.	27,095	26.4%	0.65%	1,500	19
	$102,794	100.0%	0.68%	$4,695	20

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of March 31, 2016, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at March 31, 2016.

($ in thousands)
As of March 31, 2016
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$56,000	1.59%	0.76%	$(351)
2017	56,000	2.23%	0.95%	(719)
2018	43,000	2.21%	1.17%	(444)
2019	30,000	1.63%	1.46%	(51)
Total / Weighted Average	$45,600	1.96%	1.05%	$(1,565)

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($ in thousands)
As of March 31, 2016
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$26,000	1.73%	0.76%	$(190)
2017	26,000	2.49%	0.95%	(399)
2018	26,000	2.16%	1.19%	(252)
2019	26,000	1.65%	1.46%	(47)
2020	26,000	1.95%	1.73%	(56)
2021	26,000	2.22%	1.99%	(61)
Total / Weighted Average	$26,000	2.05%	1.37%	$(1,005)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at March 31, 2016 was $5.48.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2016, the Company's stockholders’ equity was $69.2 million, with 12,631,627 Class A Common shares outstanding.

Management Commentary

Commenting on the first quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The global interest rate and capital markets volatility we experienced during the fourth quarter of 2015 continued for the first six or seven weeks of 2016. Economic data for the fourth quarter appeared weak and, as we moved into 2016, early reads on the state of the economy for the first quarter appeared weak as well.  Global financial markets were rocked by a new leg lower in oil which touched a multi-decade low in late January/early February.  Global equity markets reacted negatively and reached new lows last seen in August of 2015, when events in China roiled the markets. Both the oil and equity markets have since recovered but the impact of these events had a meaningful impact on the Federal Reserve (the “Fed”) and their outlook for additional rate hikes.  At the conclusion of the Federal Open Market meeting in March and again in a public speech at the Economics Club of NY shortly thereafter, chair Yellen made it clear the Fed was keenly focused on overseas events, the condition of the financial markets and their impact of the domestic economy.  Financial markets have taken these words to heart and current market pricing implied by Fed Funds futures and Eurodollar futures markets is for less than one hike in 2016.  This is in sharp contrast to the four 2016 rate hikes signaled by the Fed last December.  The statement released by the Fed at the conclusion of the April meeting reiterated their data dependent stance on monetary policy and public pronouncements by various FOMC members since have reinforced this position.  However, the market increasingly discounts such statements and the bar for another Fed hike in terms of economic data appears quite high.  The fact the data released since the April meeting has more often than not failed to meet market expectations only reinforces this notion, including last week’s non-farm payroll report.

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“As we discussed when we reported our 2015 results, Bimini is no longer a REIT for Federal income tax purposes effective with tax year 2015.  We further announced that we would take steps to take advantage of net operating losses available at both Bimini and MortCo, our former mortgage company.  This involved moving the MBS portfolio from Bimini to MortCo, among other things.  We took the initial steps in late 2015 and continued to do so during the current quarter ended March 31, 2016.  Going forward, the results of the MBS portfolio will continue to be presented as if the portfolio resides at Bimini, but this is simply because MortCo, as a 100% owned subsidiary, is consolidated.  The second aspect of our operations is the advisor services performed by Bimini Advisors, another subsidiary, which is the external manager of Orchid Island Capital.  Going forward discussions of the results of operations will be divided into these two areas.

“The events of the first quarter had a negative impact on the performance of our MBS portfolio.  Our portfolio is biased towards higher coupon, fixed rate securities with various forms of prepayment protection, interest only and inverse interest only securities, and funding hedges positioned primarily on the belly of the curve. As the market responded to a combination of weaker economic data, market turmoil and the Fed’s reaction to these events as described above, the net impact on our portfolio resulted in a negative 1.2% return on invested capital. Our premium fixed rate pass-throughs experienced some price appreciation but such price increases were muted, as they always are with premium MBS, by fears of accelerated prepayments.  Our interest only securities were impacted quite negatively as they are simply levered positions with respect to prepayments and generally decline in value during market rallies.  The inverse interest rate securities returned a slightly positive result as market expectations of Fed rate increases were reduced.  Lastly, the market pricing almost all 2016 rate hike expectations out of the market hurt our Eurodollar positions, with the negative mark to market offsetting realized and unrealized gains on the pass-through MBS portfolio and a portion of the net interest income generated.

“Bimini has owned shares of Orchid Island Capital since Orchid’s inception.  During the fourth quarter of 2015 we added additional shares of Orchid at the MortCo level. We own these shares as proxies for exposure to the MBS portfolio and treat the dividends received on all of our Orchid shares as a component of the total return of our MBS operations, coupled with any mark to market gains or losses on the shares.  For the first quarter of 2016 the dividends on the Orchid shares were $0.6 million and we recorded $0.6 million on mark to market gains on the Orchid shares as well.

“The advisory services operations generated revenues of $1.3 million for the first quarter of 2016.  Such revenues are a function of the size of the capital base of Orchid Island, as adjusted, and the prorated allocation of certain Bimini overhead expenses, in both cases in accordance with the terms of the management agreement between the parties.

“As we entered the second quarter of 2016 the U.S. economy generally appears to be on a trajectory of slow, sustainable growth.  However, many production based economic indicators were less positive in the fourth quarter of 2015 and the consensus forecast for first quarter of 2016 economic growth in the U.S. has dropped substantially from approximately 2.5% at the onset of the quarter to well under 1% currently. Most market participants expect a slight rebound over the course of the year.  The outlook has become somewhat less clear of late as output and production based measures of economic growth remain quite weak – reflecting the severe slow-down in mining and oil production as well as manufacturing slow down resulting from the strong dollar.  Employment based measures remain quite strong however, and indicate the economy may be approaching full employment.  This divergence in economic indicators has contributed to the volatility in the markets and, as the Fed appears quite concerned with financial market volatility, reinforced the markets conviction that the Fed will raise rates at an even slower rate than the Fed itself believes.  To the extent the health of the US economy remains unclear and the Fed remains on hold with respect to their policy normalization, our MBS portfolio operations will continue to benefit from lower funding costs although we will remain exposed to potential negative mark to market adjustments on our hedges.  The advisor services business should not be affected by such an outcome as the fee based revenue is not a function of market rates or the economic performance of Orchid Island Capital per se”.

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Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2016, and December 31, 2015, and the unaudited consolidated statements of operations for the three months ended March 31, 2016 and 2015.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	March 31, 2016	December 31, 2015
ASSETS
Mortgage-backed securities	$109,196,336	$83,988,399
Cash equivalents and restricted cash	3,812,392	6,712,483
Investment in Orchid Island Capital, Inc.	14,466,523	13,852,707
Accrued interest receivable	430,449	351,049
Retained interests	1,241,846	1,124,278
Deferred tax assets, net	64,646,903	64,832,242
Other assets	6,372,435	6,194,267
Total Assets	$200,166,884	$177,055,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$102,793,559	$77,234,249
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	-	1,859,277
Other liabilities	1,381,191	2,617,399
Total Liabilities	130,979,190	108,515,365
Stockholders' equity	69,187,694	68,540,060
Total Liabilities and Stockholders' Equity	$200,166,884	$177,055,425
Class A Common Shares outstanding	12,631,627	12,373,294
Book value per share	$5.48	$5.54

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2016	2015
Interest income	$817,464	$1,207,134
Interest expense	(127,903)	(100,192)
Net interest income, before interest on junior subordinated notes	689,561	1,106,942
Interest expense on junior subordinated notes	(263,611)	(243,473)
Net interest income	425,950	863,469
Losses on MBS and derivative agreements	(1,356,260)	(185,403)
Net portfolio (loss) income	(930,310)	678,066
Other income	3,015,000	3,297,288
Expenses	(1,369,945)	(5,027,188)
Net income (loss) before income tax provision	714,745	(1,051,834)
Income tax provision	268,754	337,095
Net income (loss)	$445,991	$(1,388,929)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.04	$(0.11)
CLASS B COMMON STOCK	$0.04	$(0.11)

	Three Months Ended March 31,
Key Balance Sheet Metrics	2016	2015
Average MBS(1)	$96,592,368	$116,709,031
Average repurchase agreements(1)	90,013,904	108,128,814
Average stockholders' equity(1)	68,863,877	8,517,351

Key Performance Metrics
Average yield on MBS(2)	3.39%	4.14%
Average cost of funds(2)	0.57%	0.37%
Average economic cost of funds(3)	0.77%	0.37%
Average interest rate spread(4)	2.82%	3.77%
Average economic interest rate spread(5)	2.62%	3.77%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, May 11, 2016, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 9251156.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com